UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 20, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2005 NBOG Bancorporation, Inc. (the “Company”) entered into an Agreement with SAMCO Capital Markets, a division of Penson Financial Services, Inc. (“SAMCO”), pursuant to which SAMCO agreed to provide consulting services to management and the Board of Directors of the Company to develop and execute the Company’s stock offering.

Under the Agreement, SAMCO will receive a fee of 5% of the gross proceeds from the stock offering for subscriptions for common stock accepted by the Company. No fee, however, will be paid for subscriptions from existing shareholders or other individuals identified by the Company’s officers and directors to SAMCO. The Agreement terminates ninety (90) days after execution and provides that the Company will indemnify SAMCO from liability resulting from its engagement under the Agreement, except for liability resulting from the willful misconduct or gross negligence of SAMCO.

The Company will file a Post-Effective Amendment to its Registration Statement on Form SB-2, Registration No. 333-122567, to reflect its entry into the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Date: July 20, 2005	By:	/s/ W. Bryan Hendrix
	Name:	W. Bryan Hendrix
	Title:	Chief Financial Officer